Exhibit 10.45B

CONSENT AND AMENDMENT NO. 2 TO LOAN AGREEMENT

This CONSENT AND AMENDMENT NO. 2 TO LOAN AGREEMENT (this “Amendment”) is dated as of March 25, 2003 by and among Allied Capital Corporation, a Maryland corporation (“Holder”), Simula, Inc., an Arizona corporation (“Simula”), and the direct and indirect subsidiaries of Simula listed on the signature pages hereof.

WHEREAS, Simula, the Subsidiaries of Simula (collectively with Simula, the “Companies”) and Holder are parties to a certain Loan Agreement dated as of September 26, 2001 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Simula has advised Holder that Simula desires to sell, or to contract to sell, its owned real properties (the “Properties”) located as (i) 537 Sweeten Creek Industrial Park Drive, Asheville, North Carolina 28803 and (ii) 10008 South 50th Place, Phoenix, Arizona 85044, which property is subject to a Lien in favor of Holder pursuant to that certain Junior Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of September 26, 2001 executed by Simula in favor of Holder.

WHEREAS, Simula has further advised Holder that Simula desires to sell, or to cause one of its Subsidiaries to sell, the equipment described on Exhibit A hereto (the “Designated Equipment”), which Designed Equipment is subject to a Lien in favor of Holder pursuant that certain Security Agreement dated as of September 26, 2001. WHEREAS, Absent the prior written consent of Holder, disposition of the Properties and the Designated Equipment by Simula would constitute separate breaches of Section 5.3 of the Loan Agreement and separate Events of Default pursuant to Section 7.1(c) of the Loan Agreement. Simula has requested that Holder consent to the disposition of the Properties and the Designated Equipment by Simula and its Subsidiaries, free and clear of any Lien in favor of Holder.

WHEREAS, Simula has further requested that Holder agree to amend the Loan Agreement in certain respects.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

Consent. Notwithstanding any provisions of the Loan Agreement to the contrary, in reliance on the representations, warranties, covenants and agreements set forth herein, and subject to the consummation of the conditions precedent set forth herein, Holder hereby consents to the disposition of the Properties and the Designated Equipment by Simula or its Subsidiaries, free and clear of any Lien in favor of Holder; provided, however, that the Simula or its Subsidiaries shall use any and all net proceeds available to Simula and its Subsidiaries in connection with such dispositions to repay Debt that is pari passu with, or ranks superior to, the Obligations. Except as expressly provided herein, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement, any Security Document or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by Holder of any of its rights, legal or equitable, hereunder or under the Loan Agreement, any Security Document or any Loan Document. Except as set forth above, Holder reserves any and all rights and remedies which it has had, has or may have under the Loan Agreement, each Security Document and each Loan Document.

Amendments. In reliance on the representations, warranties, covenants and agreements set forth herein, and subject to the consummation of the conditions precedent set forth herein,, the Loan Agreement is hereby amended as follows:

Paragraph (e) of Section 4.13 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

(e)	ASD Capital Expenditures and Capitalized Leases. No Company will, nor will any Company permit any of its Subsidiaries to, make any ASD Capital Expenditure or enter into any ASD Capitalized Lease Obligation, if the sum of (i) the aggregate amount of all ASD Capital Expenditures (including the ASD Capital Expenditure in question) made by the Companies and their Subsidiaries during each fiscal quarter of the Companies ending as of the dates set forth below, plus (ii) the aggregate amount of all ASD Capitalized Lease Obligations (including the ASD Capitalized Lease Obligation in question) made or required to be made by the Companies and their Subsidiaries during each such fiscal quarter of the Companies ending as of the dates set forth below, would exceed the amount set forth below opposite each such date:

Fiscal Quarter Ending	Amount

December 31, 2002	$650,000
March 31, 2003	$400,000
June 30, 2003	$250,000
September 30, 2003	$200,000
December 31, 2003	$200,000

If the Companies and their Subsidiaries do not utilize the entire amount of ASD Capital Expenditures and ASD Capitalized Lease Obligations permitted in any fiscal quarter set forth above, the Companies may carry forward to the immediately following fiscal quarter only the unutilized amount of such ASD Capital Expenditures and ASD Capitalized Lease Obligations (with the amounts expensed or made by the Companies in such succeeding fiscal quarter applied last to such carried forward amount).

Section 20.1 of the Loan Agreement is hereby amended by amending and restating the following definitions set forth therein as follows:

“ASD Capital Expenditures” means Capital Expenditures made by the Companies in connection with the operation of Simula Automotive Safety Devices, Inc. and/or Simula Automotive Safety Devices, Ltd.; provided, however, that in calculating such amounts, the Companies shall be permitted to deduct therefrom the net amount of tooling reimbursements and grants related to any such Capital Expenditures and in each case either (i) received by a Company in cash within thirty (30) days of the incurrence of such Capital Expenditures or (ii) approved in writing by Holder;

“ASD Capitalized Lease Obligations” means capitalized lease obligations incurred by the Companies in connection with the operation of Simula Automotive Safety Devices, Inc. and/or Simula Automotive Safety Devices, Ltd.; provided, however, that in calculating such amounts, the Companies shall be permitted to deduct therefrom the net amount of tooling reimbursements and grants related to any such capitalized lease obligations and in each case either (i) received by a Company in cash within thirty (30) days of the incurrence of such capitalized lease obligations or (ii) approved in writing by Holder;

Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:
Each Company shall have delivered to Holder a manually executed original of this Amendment;
The Companies shall have paid to Holder the amount set forth in that certain letter agreement of even date herewith between the Companies and Holder;

The Companies shall have delivered to Holder an agreement executed by each Company and CIT in form and substance satisfactory to Holder (the “CIT Amendment”), pursuant to which, among other things, CIT shall have consented to the disposition of the Properties and the Designated Equipment on substantially the same terms and conditions as those set forth herein;

After giving effect to the amendments contemplated hereby, no Default or Event of Default shall be in existence as of the date hereof; and

After giving effect to the CIT Amendment, no Default or Event of Default (as such terms are defined in the CIT Financing Agreement) shall be in existence as of the date hereof under the CIT Financing Agreement.

Representations and Warranties. To induce Holder to enter into this Amendment, the Companies represent and warrant to Holder that (a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Companies and that this Amendment has been duly executed and delivered by the Companies, and (b) after giving effect to the amendments contemplated hereby, no Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to this Amendment.

DCI Capital Expenditures. Notwithstanding anything contained in this Amendment or in the Loan Agreement to the contrary, Holder and Companies hereby agree that no Company shall make any DCI Capital Expenditures, or incur any DCI Capitalized Lease Obligations, during the Companies’ 2003 fiscal year in an aggregate amount, with respect to all Companies, in excess of $225,000.

Consent under Intercreditor Agreement. Holder hereby consents to the execution and delivery of the CIT Amendment by CIT and the Companies, to the extent such consent is required pursuant to the terms of the Intercreditor Agreement.

Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

References. Any reference to the Loan Agreement contained in any document, instrument or agreement executed in connection with the Loan Agreement shall be deemed to be a reference to the Loan Agreement as modified by this Amendment.

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Loan Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Loan Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

SIMULA, INC., an Arizona corporation

By	/s/ John A. Jenson

Its	Chief Financial Officer

The Subsidiaries of Simula, Inc.: AI CAPITAL CORP., an Arizona corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

CCEC CAPITAL CORP., an Arizona corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC., an Arizona corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

SAI CAPITAL CORP., an Arizona corporation f/k/a Simula Artcraft Industries, Inc.

By	/s/ Mari I. Valenzuela

Its	Secretary

SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an Arizona corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

SIMULA COMPOSITES CORPORATION, a Delaware corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

SIMULA POLYMER SYSTEMS, INC., an Arizona corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

SIMULA AEROSPACE & DEFENSE GROUP, INC., an Arizona corporation f/k/a Simula Safety Systems, Inc.

By	/s/ Mari I. Valenzuela

Its	Assistant Secretary

SIMULA TECHNOLOGIES, INC., an Arizona corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

SIMULA TRANSPORTATION EQUIPMENT CORPORATION, an Arizona corporation

By	/s/ Mari I. Valenzuela

Its	Secretary

SIMULA AUTOMOTIVE SAFETY DEVICES, LTD., a United Kingdom limited company

By	/s/ Mari I. Valenzuela

Its	Secretary

Holder:

ALLIED CAPITAL CORPORATION

By	/s/ Peter Fidler

Its	Vice President